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                                  EXHIBIT 23.01


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 8, 1995, except Note 11 as to which the date is December 27, 1995, in the Registration Statement (Form S-1) and related Prospectus of Radius, Inc. for the registration of 54,093,591 shares of its common stock, 750,000 shares of Series A Convertible Preferred Stock and Warrants to purchase 600,000 shares of common stock.


                                        ERNST & YOUNG LLP

Palo Alto, California
September 17, 1996